Exhibit 107

Calculation of Filing Fee Table

Form F-1

(Form Type)

Can-Fite BioPharma Ltd.

(Exact name of registrant as specified in its charter)

Table 1 – Newly Registered Securities

	Security Type	Security Class Title (1)	Fee Calculation or Carry Forward Rule	Amount Registered (2)	Proposed Maximum Offering Price Per Unit (3)	Maximum Aggregate Offering Price(3)	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Ordinary shares, par value NIS 0.25 per share, underlying Warrants to Purchase American Depositary Shares (4)	Rule 457(c)	955,909,800	$0.01633	$15,613,193.40	0.0001102	$1,721
Fees Previously Paid
	Total Offering Amounts					$15,613,193.40		$1,721
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							$1,721

(1)	American Depositary Shares, or ADSs, issuable upon deposit of the ordinary shares registered hereby have been registered pursuant to a separate registration statement on Form F-3 (File No. 333-249063). Each American Depositary Share represents three hundred (300) ordinary shares.

(2)	This registration statement also includes an indeterminate number of shares underlying the ADSs that may become offered, issuable or sold to prevent dilution resulting from stock splits, stock dividends and similar transactions, which are included pursuant to Rule 416 under the Securities Act of 1933, as amended.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) promulgated under the Securities Act of 1933, as amended, based on the average of the equivalent high and low sales prices of the ADSs on the NYSE American on January 24, 2023, divided by 300 (to give effect to the 1:300 ratio of ADSs to ordinary shares).

(4)	Consists of (i) 600,000,000 ordinary shares represented by 2,000,000 ADSs issuable upon the exercise of warrants issued in a private placement concurrently with a registered direct offering in January 2023, or the RD Offering, (ii) 327,273,300 ordinary shares represented by 1,090,911 ADSs issuable upon the exercise of warrants issued in a private placement to the same purchaser as in the RD Offering, or the PIPE Offering, and (iii) 28,636,500 ordinary shares represented by 95,455 ADSs issuable upon the exercise of placement agent warrants issued in connection with the RD Offering and PIPE Offering.